Exhibit 99.1

MALIBU BOATS, INC. SETTLES LITIGATION RESULTING IN
REVISED FOURTH QUARTER AND FISCAL YEAR 2014 RESULTS
__________________________________________________________

LOUDON, TN, - September 17, 2014 -- Malibu Boats, Inc. (NASDAQ: MBUU) (the “Company”) announced today the resolution of the litigation between it and Pacific Coast Marine Windshields Ltd. (“PCMW”) relating to intellectual property rights claimed by PCMW in windshields used by the Company (the “Litigation Matter”), subject to the execution of a definitive settlement agreement which is expected to occur on or prior to September 29, 2014. The settlement has resulted in a revision of the Company’s fourth fiscal quarter and fiscal year 2014 results, which were previously disclosed in a press release dated September 11, 2014.
The parties to the Litigation Matter have agreed that the Company will pay $20.0 million in cash to the plaintiffs, PCMW and Darren Bach, upon entry into a definitive settlement agreement or such later date as the parties agree, and the parties have released each other from all past and present claims. Further, the plaintiffs, including PCMW, have agreed not to sue on now-existing intellectual property rights. Accordingly, the Company has revised its fourth fiscal quarter and fiscal year 2014 financial results to reflect the one-time charge taken in connection with the settlement.
As a result, general and administrative expenses for the three months ended June 30, 2014 increased by $20.0 million to $24.7 million. Net loss for the fourth quarter was $10.6 million, or $0.39 per diluted share, compared to the previously disclosed net income of $5.4 million, or $0.16 per diluted share. General and administrative expenses for the fiscal year ended June 30, 2014 increased by $20.0 million to $40.0 million. Net loss for the fiscal year ended June 30, 2014 was $1.2 million, or $0.42 per diluted share for the period from February 5, 2014 to June 30, 2014, compared to the previously disclosed net income of $14.8 million, or $0.12 per diluted share for the period from February 5, 2014 to June 30, 2014. Adjusted EBITDA, adjusted EBITDA margin, adjusted fully distributed net income, and adjusted fully distributed net income per share for the fourth quarter and fiscal year ended June 30, 2014 were unchanged.
Jack Springer, Chief Executive Officer, stated, “We are very pleased to have reached a settlement of this long-standing litigation and to put this matter behind us. The settlement enables us to now fully focus on our current and future opportunities.”
About Malibu Boats, Inc.
Malibu Boats is a leading designer, manufacturer and marketer of performance sport boats, with the #1 market share position in the United States since 2010. The Company has two brands of performance sport boats, Malibu and Axis Wake Research (Axis). Since inception in 1982, the Company has been a consistent innovator in the powerboat industry, designing products that appeal to an expanding range of recreational boaters and water sports enthusiasts whose passion for boating and water sports is a key aspect of their lifestyle.
Forward Looking Statements
This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes the statement in this press release concerning the timing of entry into the definitive settlement agreement and the payment of the settlement amount to the plaintiffs.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: general economic conditions, demand for our products, changes in consumer preferences, competition within our industry, our reliance on our network of independent dealers, our ability to manage our manufacturing levels and our large fixed cost base, the successful introduction of our new products, and other factors affecting us detailed from time to time in our filings with the Securities and Exchange Commission (the "SEC"). Many of these risks and uncertainties are

Exhibit 99.1

outside our control, and there may be other risks and uncertainties which we do not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future. Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that our expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.
Use and Definition of Non-GAAP Financial Measures
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Fully Distributed Net Income. These measures have limitations as analytical tools and should not be considered as an alternative to, or more meaningful than, net (loss) income as determined in accordance with GAAP or as an indicator of our liquidity. Our presentation of these non-GAAP financial measures should also not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of these non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.
We define Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization and non-cash, non-recurring and non-operating expenses, including severance and relocation, management fees and expenses, certain professional fees, litigation settlement expense, non-cash compensation expense and strategic and financial restructuring expenses. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales. Management believes Adjusted EBITDA and Adjusted EBITDA Margin are useful because they allow management to evaluate our operating performance and compare the results of our operations from period to period and against our peers without regard to our financing methods, capital structure and non-recurring and non-operating expenses. We exclude the items listed above from net (loss) income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures, the methods by which assets were acquired and other factors.
We define Adjusted Fully Distributed Net Income as net (loss) income attributable to Malibu Boats, Inc. (i) excluding income tax expense, (ii) excluding the effect of non-recurring and non-cash items, (iii) assuming the exchange of all LLC Units (the "LLC Units") of Malibu Boats Holdings, LLC (the "LLC") into shares of Class A Common Stock, which results in the elimination of noncontrolling interest in the LLC, and (iv) reflecting an adjustment for income tax expense on fully distributed net (loss) income before income taxes at our estimated effective income tax rate. Adjusted Fully Distributed Net Income is a non-GAAP financial measure because it represents net income attributable to Malibu Boats, Inc, before non-recurring or non-cash items and the effects of noncontrolling interests in the LLC. We use Adjusted Fully Distributed Net Income to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting our business than GAAP measures alone. We believe Adjusted Fully Distributed Net Income assists our board of directors, management and investors in comparing our net (loss) income on a consistent basis from period to period because it removes non-cash (stock-based compensation) and non-recurring items (strategic and financial restructuring expenses), and eliminates the variability of noncontrolling interest as a result of member owner exchanges of LLC Units into shares of Class A Common Stock.
A reconciliation of our net (loss) income as determined in accordance with GAAP to Adjusted EBITDA and Adjusted EBITDA Margin and our net (loss) income attributable to Malibu Boats, Inc. to Adjusted Fully Distributed Net Income is provided under "Reconciliation of Non-GAAP Financial Measures".

Investor Contacts

Malibu Boats, Inc.
Wayne Wilson

Exhibit 99.1

Chief Financial Officer
(865) 458-5478

ICR
John Rouleau/Rachel Schacter
(203) 682-8200
John.Rouleau@icrinc.com
Rachel.Schacter@icrinc.com

Media Contact

Malibu Boats, Inc.
Mike Quinlan
Director of Marketing
(865) 458-5478

Exhibit 99.1

MALIBU BOATS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations (Unaudited)
(In thousands, except share data)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2014	2013	2014	2013
Net sales	$53,400	$48,973	$190,935	$167,012
Cost of sales	38,724	35,035	140,141	123,412
Gross profit	14,676	13,938	50,794	43,600
Operating expenses:
Selling and marketing	1,644	1,144	6,098	4,937
General and administrative	24,652	2,875	39,974	14,177
Amortization	1,294	1,295	5,177	5,178
Operating (loss) income	(12,914)	8,624	(455)	19,308
Other income (expense):
Other	—	2	9	10
Interest income (expense)	18	(250)	(2,962)	(1,334)
Other income (expense)	18	(248)	(2,953)	(1,324)
Net (loss) income before benefit for income taxes	(12,896)	8,376	(3,408)	17,984
Income tax benefit	(2,296)	—	(2,220)	—
Net (loss) income	$(10,600)	$8,376	$(1,188)	$17,984
Net (loss) income attributable to non-controlling interest	(6,294)	8,376	3,488	17,984
Net loss attributable to Malibu Boats, Inc.	$(4,306)	$—	$(4,676)	$—

	Three Months Ended June 30, 2014		For Period from February 5, 2014 to June 30, 2014

Weighted average shares outstanding used in computing net loss per share:
Basic	11,055,349		11,055,310
Diluted	11,055,349		11,055,310
Net loss available to Class A Common Stock per share:
Basic	$(0.39)		$(0.42)
Diluted	$(0.39)		$(0.42)

Exhibit 99.1

MALIBU BOATS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)

	June 30, 2014	June 30, 2013
Assets
Current assets
Cash	$12,173	$15,957
Trade receivables, net	6,475	7,642
Inventories, net	12,890	11,639
Deferred tax assets	500	—
Prepaid expenses	2,272	223
Total current assets	34,310	35,461
Property and equipment, net	10,963	6,648
Goodwill	5,718	5,718
Other intangible assets	12,358	17,535
Debt issuance costs, net	—	531
Deferred tax assets	21,452	—
Other assets	—	34
Total assets	$84,801	$65,927
Liabilities
Current liabilities
Current maturities of long-term debt	$—	$3,326
Accounts payable	7,161	11,294
Accrued expenses:
Compensation	2,164	2,154
Warranties	6,164	5,658
Dealer incentives	2,404	2,709
Legal and professional fees	1,490	361
Litigation	20,000	—
Other	462	3
Income tax and distribution payable	2,121	—
Deferred tax liabilities	995	—
Total current liabilities	42,961	25,505
Deferred gain on sale-leaseback	134	145
Payable pursuant to tax receivable agreement	13,636	—
Long-term debt, less current maturities	—	20,263
Total liabilities	56,731	45,913
Commitments and contingencies
Equity
Class A Common Stock, par value $0.01 per share, 100,000,000 shares authorized; 11,064,201 shares issued and outstanding as of June 30, 2014; none authorized, issued or outstanding as of June 30, 2013	110	—
Class B Common Stock, par value $0.01 per share, 25,000,000 shares authorized; 44 shares issued and outstanding as of June 30, 2014; none authorized, issued or outstanding as of June 30, 2013	—	—
Preferred Stock, par value $0.01 per share; 25,000,000 shares authorized; no shares issued and outstanding as of June 30, 2014; none authorized, issued or outstanding as of June 30, 2013	—	—
Class A Units, no units authorized, issued and outstanding as of June 30, 2014 and 37,000 units authorized, 36,742 units issued and outstanding as of June 30, 2013	—	16,978
Class B Units, no units authorized, issued and outstanding as of June 30, 2014 and 3,885 units authorized, issued and outstanding as of June 30, 2013	—	(2,417)
Class M Units, no units authorized, issued and outstanding as of June 30, 2014 and 2,658 units authorized, 1,421 units issued and outstanding as of June 30, 2013	—	(460)
Additional paid in capital	23,835	—
Accumulated (deficit) earnings	(4,676)	5,913
Total stockholders' equity attributable to Malibu Boats, Inc./members' equity	19,269	20,014
Non-controlling interest	$8,801	$—
Total stockholders’/members' equity	$28,070	$20,014
Total liabilities and equity	$84,801	$65,927

Exhibit 99.1

MALIBU BOATS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net (Loss) Income to Non-GAAP Adjusted EBITDA and Adjusted EBITDA Margin:
The following table sets forth a reconciliation of net (loss) income as determined in accordance with GAAP to Adjusted EBITDA and Adjusted EBITDA Margin for the periods indicated (dollars in thousands):

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2014	2013	2014	2013
Net (loss) income	$(10,600)	$8,376	$(1,188)	$17,984
Income tax benefit	(2,296)	—	(2,220)	—
Interest (income) expense	(18)	249	2,962	1,334
Depreciation and amortization	1,767	1,547	6,777	6,268
Severance and relocation [1]	—	—	—	192
Management fees and expenses [2]	—	36	4,584	2,896
Professional fees [3]	715	297	2,219	2,957
Litigation settlement [4]	20,000	—	20,000	—
Stock based compensation expense [5]	437	32	2,577	127
Strategic and financial restructuring expenses [6]	339	—	1,561	—
Adjusted EBITDA	$10,344	$10,537	$37,272	$31,758
Adjusted EBITDA Margin	19.4%	21.5%	19.5%	19.0%

(1)	Represents one-time employment related expenses, including a severance payment to a former executive, and costs to relocate certain departments from California to our Tennessee facility.
(2)
Represents management fees and out-of-pocket expenses paid pursuant to our management agreement with Malibu Boats Investor, LLC, an affiliate, which was terminated upon the closing of the initial public offering (the "IPO"). Upon termination of the agreement, we paid a one-time termination fee of $3.75 million.

(3)	Represents legal and advisory fees related to our refinancing activities and legal expenses related to our litigation with Pacific Coast Marine Windshields Ltd. and Nautique Boat Company, Inc.
(4)	Represents a one-time charge related to the settlement of litigation with Pacific Coast Marine Windshields Ltd. on September 15, 2014.
(5)
Represents equity-based incentives awarded to certain of our employees including a $1.8 million stock compensation charge as a result of the modification of certain profit interest awards previously granted in 2012 under the first amended and restated limited liability company agreement of the LLC, as amended, in connection with our IPO.

(6)	Represents legal, accounting and other expenses directly related to the recapitalization transactions in connection with our IPO (the "Recapitalization") and public equity offerings.

Exhibit 99.1

Reconciliation of Non-GAAP Adjusted Fully Distributed Net Income:
The following table sets forth a reconciliation of net loss attributable to Malibu Boats, Inc. to Adjusted Fully Distributed Net Income for the periods presented (dollars in thousands, except per share data):

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2014	2013	2014	2013
Net loss attributable to Malibu Boats, Inc.	$(4,306)	$—	$(4,676)	$—
Benefit for income taxes	(2,296)	—	(2,220)	—
Stock based compensation expense	437	32	2,577	127
Management fees and expenses [1]	—	36	4,584	2,896
Professional fees [2]	715	297	2,219	2,957
Litigation settlement [3]	20,000	—	20,000	—
Strategic and financial restructuring expenses [4]	339	—	1,561	—
Net (loss) income attributable to non-controlling interest [5]	(6,294)	8,376	3,488	17,984
Fully distributed net income before income taxes	8,595	8,741	27,533	23,964
Income tax expense on fully distributed income before income taxes [6]	3,094	3,147	9,912	8,627
Adjusted Fully Distributed Net Income	$5,501	$5,594	$17,621	$15,337

Adjusted Fully Distributed Net Income per share of Class A Common Stock [7]:
Basic	$0.24	$0.25	$0.78	$0.68
Diluted	$0.24	$0.25	$0.78	$0.68

Shares of Class A Common Stock outstanding used in computing Adjusted Fully Distributed Net Income [8]:
Basic	22,498,631	22,498,631	22,498,631	22,498,631
Diluted	22,498,631	22,498,631	22,498,631	22,498,631

(1)
Represents management fees and out-of-pocket expenses paid pursuant to our management agreement with Malibu Boats Investor, LLC, an affiliate, which was terminated upon the closing of the IPO. Upon termination of the agreement, we paid a one-time termination fee of $3.75 million.

(2)	Represents legal and advisory fees related to our refinancing activities and legal expenses related to our litigation with Pacific Coast Marine Windshields Ltd. and Nautique Boat Company, Inc.
(3)	Represents a one-time charge related to the settlement of litigation with Pacific Coast Marine Windshields Ltd. on September 15, 2014.
(4)	Represents legal, accounting and other expenses directly related to the Recapitalization.
(5)
Reflects the elimination of the non-controlling interest in the LLC as if all LLC members had fully exchanged their LLC Units for shares of Class A Common Stock. Earnings prior and up to our IPO on February 5, 2014 were entirely allocable to members of the LLC, as such we updated our historical presentation to attribute these earnings to the non-controlling interest LLC Unit holders.

(6)
Reflects income tax expense at an estimated normalized annual effective income tax rate of 36.0% of income before income taxes assuming the conversion of all LLC Units into shares of Class A Common Stock and the tax impact of excluding strategic and financial restructuring expenses. The estimated normalized annual effective income tax rate is based on the federal statutory rate plus a blended state rate adjusted for deductions under Section 199 of the Internal Revenue Code of 1986, as amended, and state taxes attributable to the LLC.

(7)	Adjusted fully distributed net income divided by the shares of Class A Common Stock outstanding in (8) below.
(8)
Shares of Class A Common Stock represents (i) the total number of shares of Class A Common Stock outstanding as of June 30, 2014, (ii) the 11,373,737 remaining LLC Units not held by the Company as of June 30, 2014 as if they were exchanged on a one-for-one basis for the Company's Class A Common Stock, and (iii) the 60,693 fully vested stock units outstanding as of June 30, 2014 granted to directors for their services. For the fiscal years 2013 and 2012, the Company assumed the same number of Class A Common Stock shares outstanding as of June 30, 2014.